SCHEDULE 14A
                                   (Rule 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT
                              SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No. )

     Filed by the registrant (X)
     Filed by a party other than the registrant ( )

     Check the appropriate box:
     ( ) Preliminary proxy statement
     (X) Definitive proxy statement
     ( ) Definitive additional materials
     ( ) Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                                 Gleason Corporation
                   (Name of Registrant as Specified in Its Charter)

                                  Ralph E. Harper
                    (Name of Person(s) Filing Proxy Statement)

    Payment of filing fee (Check the appropriate box):
    (X) $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

    ( ) $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
    ( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
        (1) Title of each class of securities to which transaction applies:

        (2) Aggregrate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1):

         (4) Proposed maximum aggregate value of transaction:

    ( ) Check box if any part of  the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1) Amount previously paid:

         (2) Form, schedule or registration statement no.:

         (3) Filing party:

         (4) Date filed:

[FN]
  <F1> Set forth the amount on which the filing fee is calculated and states how it was determined.

     Gleason Corporation
                                             1000 University Avenue
                                             P.O. Box 22970
                                             Rochester, New York 14692-2970



                                        March 31, 1995



          Dear Stockholder:

                    You are cordially invited to attend the Annual Meeting of Gleason Corporation Stockholders to be held on Tuesday, May 2, at the Company's offices at 1000 University Avenue, Rochester, New York. Your Board of Directors looks forward to greeting personally those stockholders able to attend. Enclosed you will find a postcard to be returned to Gleason Corporation which will reserve a seat for you at the Annual Meeting. When we receive your card, tickets for attendance will be mailed to you. Stockholders must have a ticket to attend the Annual Meeting.

                    At the meeting, you are being asked to elect three directors and to appoint independent auditors.

                    It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend. Accordingly, you are requested to sign, date and mail the enclosed proxy at your earliest convenience.

                    Thank you for your cooperation.

                                        On Behalf of the Board of Directors

                                        Sincerely,

                                        James S. Gleason
                                        James S. Gleason
                                        Chairman and President

                                 GLEASON CORPORATION
                    NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS


          TO OUR STOCKHOLDERS:

                    The Annual Meeting of Stockholders of Gleason
          Corporation will be held at the Company's offices at 1000 University Avenue, Rochester, New York on Tuesday, May 2, 1995 at 10:00 A.M. for the following purposes:

                    (1)  To elect three directors for three-year terms;

                    (2) To appoint Ernst & Young LLP as independent auditors for 1995;

                    (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.



                    The Board of Directors has fixed the close of business on March 9, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.


                                        By Order of the Board of Directors
                                        RALPH E. HARPER, Secretary

          Rochester, New York
          March 31, 1995

          _______________________________________________________________
          Please complete, sign and date the enclosed proxy and return it promptly in the enclosed return envelope, which will require no postage if mailed in the United States.
          _______________________________________________________________

          Gleason Corporation, 1000 University Avenue, P.O. Box 22970, Rochester, New York 14692-2970

                                   PROXY STATEMENT

                    This Proxy Statement is furnished in connection with solicitation of the enclosed proxy on behalf of the Board of Directors of Gleason Corporation in connection with the Annual Meeting of Stockholders of the Company to be held on May 2, 1995.

                    The principal executive offices of the Company are located at 1000 University Avenue, Rochester, New York
          14692-2970. The approximate date on which this proxy statement and the enclosed proxy are being sent to stockholders is March 31, 1995.

                    The close of business on March 9, 1995 has been fixed as the record date for determination of the stockholders entitled to notice of, and to vote at, the meeting. On that date there were outstanding and entitled to vote 5,166,374 shares of Common Stock, each of which is entitled to one vote on each matter at the meeting.

                    The enclosed proxy, if properly completed, signed and returned prior to the meeting, will be voted at the meeting in accordance with the choices specified thereon and, if no choices are specified, will be voted for the election as directors of the persons nominated by the Board of Directors and in favor of the appointment of Ernst & Young LLP as independent auditors for 1995. A stockholder giving a proxy has the right to revoke it at any time before it has been voted by (i) giving written notice to that effect to the Secretary of the Company, (ii) executing and delivering a proxy bearing a later date which is voted at the Annual Meeting, or (iii) attending and voting in person at the Annual Meeting.


                                ELECTION OF DIRECTORS

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES.

                    The Company's Board of Directors is divided into three classes, one of which is elected at each Annual Meeting for a term of three years and until their successors have been elected and have qualified. During 1994 the Board of Directors held eleven meetings. The terms of Martin L. Anderson, John W. Guffey, Jr. and Robert A. Sherman expire this year and the Board of Directors has nominated each of them to serve as a director for a three-year term. Martin L. Anderson and John W. Guffey, Jr. were elected by the Board in 1995. The Board of Directors believes that the nominees will be available and able to serve as directors but, if for any reason any of them should not be, the persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board of Directors.

                    Directors are elected by a plurality of the votes cast by stockholders entitled to vote in the election. Validly submitted proxies indicating abstentions and broker non-votes are counted for quorum purposes but are not counted for or or against the election of directors. The Company's by-laws govern the methods for counting votes and, subject thereto, vest this responsibility in the inspectors of election appointed to perform this function.

                    The Board of Directors of the Company has an Audit Committee, a Nominating Committee, and an Executive Compensation Committee.

                    The members of the Audit Committee are Robert W. Bjork, Chairman, J. David Cartwright, Donald D. Lennox and Robert A. Sherman. This committee is responsible for evaluating audits and the independence of the Company's auditors and also reviews accounting principles, internal controls and compliance with certain Company policies. In 1994 this Committee held three meetings.

                    The members of the Nominating Committee are Donald D. Lennox, Chairman, Julian W. Atwater, Robert W. Bjork, J. David Cartwright and Robert A. Sherman. This Committee is responsible for identifying, considering, and recommending to the Board of Directors nominees for election as directors. This Committee, which was formed in 1994, held one meeting in 1994.

                    The members of the Executive Compensation Committee are Robert A. Sherman, Chairman, Julian W. Atwater, J. David Cartwright and Donald D. Lennox. This Committee, which held five meetings in 1994, reviews executive compensation, adopts compensation plans other than those providing for the issuance of stock, authorizes executive employment arrangements and administers the Company's incentive compensation plans.

                    Directors who are employees of the Company receive no additional compensation for service as directors. Directors who are not employees of the Company receive an annual fee of $9,000 for service as directors plus $1,000 for each Board meeting attended and $750 for each committee meeting attended, but only $450 per meeting in excess of one per day. Committee chairmen receive an additional $300 for each committee meeting which they chair. Each director who is not an employee of the Company is required to defer at least fifty percent (50%) of all directors' fees earned on or after October 20, 1994 into the Stock Account of the Company Plan for Deferral of Directors' Fees. This Plan provides that deferred fees are credited to a hypothetical Stock Account as if used to purchase shares of the Company's Common Stock. The Plan also permits deferral of fees that are not applied to the Stock Account into an account that earns interest at the prime rate. Under the Company's 1992 Stock Plan, each year each director who is not an employee of the Company receives an option to purchase 1,000 shares of the Company's Common Stock. These options are exercisable at the fair market value per share on the date of the grant and are fully exercisable six months after the date of the grant for a term of ten years, subject to earlier expiration if the grantee ceases to serve as a director.

                    In 1994 all the directors attended at least 75% of the total number of meetings of the Board of Directors and of Board committees on which they served.

                    The following table sets forth information about the nominees and those directors whose terms of office will continue after the Annual Meeting.

                                                PRINCIPAL OCCUPATIONS AND
                        DIRECTOR     TERM       OTHER DIRECTORSHIPS
        NAME AND AGE      SINCE      EXPIRES    HELD IN PUBLIC COMPANIES

        Nominees:

        Martin L.         1995       1995       Associate Director of the
         Anderson (46)                          International Motor Vehicle
                                                Program, Massachusetts
                                                Institute of Technology since
                                                1993; prior thereto Vice
                                                President of Gemini Consulting
                                                (1986-1993)


        John W.           1995       1995       Chairman, President and Chief
         Guffey, Jr. (56)                       Executive Officer of Coltec
                                                Industries since 1994; prior
                                                thereto President and Chief
                                                Operating Officer of Coltec
                                                Industries (1991-1994); Group
                                                President of Coltec Industries
                                                (1987-1991)


        Robert A.         1979       1995       Former Chairman and Managing
         Sherman (76)                           Director of Bausch & Lomb
                                                Ireland Limited (1984-1989);
                                                prior thereto Senior Vice
                                                President-Finance and
                                                Administration of Eastman Kodak
                                                Company


        Other Directors:

        Julian W.         1976       1996       Julian W. Atwater, P.C.
         Atwater (63)                           is a partner in Nixon,
                                                Hargrave, Devans & Doyle,
                                                attorneys

        Robert W.         1968       1996       Vice President of
         Bjork (68)                             Schaenen Wood & Associates,
                                                Inc., an investment management
                                                firm, since 1992; prior thereto
                                                Managing Director of Weatherly
                                                Capital Corporation, an
                                                investment management firm

                                                PRINCIPAL OCCUPATIONS AND
                        DIRECTOR     TERM       OTHER DIRECTORSHIPS
        NAME AND AGE      SINCE      EXPIRES    HELD IN PUBLIC COMPANIES

        Donald D.         1987       1996       Chairman of International
         Lennox (76)                            Imaging Materials, Inc., a
                                                manufacturer of thermal
                                                transfer ribbons for office
                                                equipment, since 1990; prior
                                                thereto Chairman and Chief
                                                Executive Officer of
                                                Schlegel Corporation (1987-
                                                1989); prior thereto Chairman,
                                                President and Chief Executive
                                                Officer of Navistar
                                                International Corporation;
                                                Director: Navistar
                                                International Corporation,
                                                Prudential Mutual Fund
                                                Management Corporation
        J. David
         Cartwright (56)  1993       1997       President of Cooper Hand Tools,
                                                a division of Cooper
                                                Industries, Inc., since 1994;
                                                prior thereto President,
                                                Champion Spark Plug Company,
                                                (1992-1994); prior thereto
                                                President of Cooper Power Tools
                                                Division (1988-1992)

        James S.          1965       1997       Chairman, Chief Executive
         Gleason (60)                           Officer and President of the
                                                Company

                                      STOCK OWNERSHIP

                The following table sets forth information, based upon reports filed by such persons with the Securities and Exchange Commission, with respect to the persons believed by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock.



                                            Number of       Percent
          Name and Address                   Shares         of Class

          Gleason Foundation                 673,763<F1>      13.0%
            1000 University Avenue
            Rochester, New York  14692


          G.S. Beckwith Gilbert and          634,400<F2>      12.3%
            Field Point Capital
            Management Company
            104 Field Point Road
            Greenwich, Connecticut 06830

          The Airlie Group L.P.
            and related persons              592,800<F3>      11.5%
            c/o W. R. Cotham
            201 Main Street, Suite 2600
            Fort Worth, Texas 76102

          The Retirement Plan                385,052<F1>       7.5%
            of The Gleason Works
            1000 University Avenue
            Rochester, New York  14692

          Dimensional Fund Advisors, Inc.    313,200<F4>       6.1%
            1299 Ocean Avenue, Suite 650
            Santa Monica, California  90401


[FN]
           <F1>   Sole dispositive and voting powers.  See also Note 6 to
                  the following table.

           <F2>   Includes 3,100 shares held by Christopher S. Moore, 299
                  Park Avenue, New York, New York 10171, who according to reports filed with the Securities and Exchange Commission, together with Mr. Gilbert and Field Point Capital Management Company, may be deemed a "group" in respect of their stockholdings.

           <F3>   Based on reports filed with the Securities and Exchange
                  Commission by The Bass Management Trust ("BMT"), Perry
                  R. Bass, ("PRB"), Lee M. Bass ("LMB"), The Airlie Group L.P. ("TAG"), EBD L.P. ("EBD"), Dort A. Cameron III ("DAC"), TMT-FW, Inc. ("TMT"), Thomas M. Taylor ("TMT"), David A. Sachs ("DAS"), Karen R. Sachs ("KRS") and James C. Garnett ("JCG"), which report that: TAG beneficially owns 290,900 shares, approximately 5.6% of the amount outstanding, which EBD has sole power to vote and dispose of as the sole general partner of TAG; DAC and TMT-FW, as the two general partners of EBD, and TMT, as the President and sole shareholder of TMT-FW, share the power to vote and dispose of these same shares; BMT beneficially owns 145,450 shares, approximately 2.8% of the amount outstanding, which PRB has sole power to vote and dispose of as sole Trustee of BMT; LMB owns 145,450 shares, approximately 2.8% of the amount outstanding, which he has sole power to vote and dispose of; DAS and KRS own jointly and share the power to vote and dispose of 10,000 shares and JCG has sole power to vote and dispose of 1,000 shares.

           <F4>   Sole dispositive power and, with respect to 177,800
                  shares, shared voting power.

             In 1994 Gleason Foundation was late in filing a single report of Company common stock ownership with the Securities and Exchange Commission.

             The following table sets forth information, as of March 1, 1995, with respect to the beneficial ownership of the Company's
          Common Stock by (a) each of the directors of the Company, (b) the Company's Chief Executive Officer and its four other most highly compensated executive officers as of December 31, 1994, and (c) all directors and officers of the Company as a group.

                                    NUMBER OF SHARES            PERCENT
                NAME                OF COMMON STOCK<F1>        OF CLASS
          Martin L. Anderson               244<F3>                   *
          Julian W. Atwater              9,729<F2><F3>               *
          Robert W. Bjork                9,207<F2><F3>               *
          J. David Cartwright            3,128<F2><F3>               *
          John W. Guffey, Jr.              298<F3>                   *
          Donald D. Lennox              12,911<F2><F3>               *
          Robert A. Sherman             22,073<F2><F3>               *
          James S. Gleason             191,629<F2><F4><F5>          3.5%
          Ralph E. Harper               19,026<F2><F5>               *
          Richard Johnstone             14,500<F2><F5>               *
          Gary J. Kimmet                16,970<F2><F5>               *
          John B. Kodweis               32,209<F2><F5>               *

          All directors and          1,431,907<F2><F3><F4><F5><F6> 26.5%
          officers as a
          group (15 persons)
          ______________________

          * Less than 1% of the outstanding shares of Common Stock.

           <F1>   Except as indicated in Notes 2 and 3, for all shares
                  listed the person possesses sole voting power and, except as indicated in Notes 3, 4 and 5, sole investment power.

           <F2>   Includes stock options which are exercisable prior to
                  May 1, 1995:  Messrs. Atwater, Bjork, Lennox and Sherman
                  - 7,000 shares each; Messrs. Cartwright, Gleason, Harper, Johnstone, Kimmet and Kodweis - 1,000, 119,900, 14,500, 7,000, 12,000, and 25,803 shares respectively;
                  and all directors and officers as a group - 234,203 shares.

           <F3>   Includes 244, 229, 207, 2,128, 298, 5,411 and 8,331
                  hypothetical shares (without voting power) credited to the accounts of Messrs. Anderson, Atwater, Bjork, Cartwright, Guffey, Lennox and Sherman, respectively, pursuant to the Directors Fees Deferral Plan.

           <F4>   Includes 32,855 shares held in a trust of which
                  Mr. Gleason is an income beneficiary, the trustee of which has agreed to vote and dispose of the shares only as specified by him.

           <F5>   Includes the following number of shares which at March 1,
                  1995 were subject to restrictions on disposition:
                  Messrs. Gleason, Harper, Johnstone, Kimmet and Kodweis - 7,412, 2,392, 2,200, 4,793 and 3,135 shares respectively;
                  and all directors and officers as a group -
                  32,756 shares.

           <F6>   Includes 385,052 shares owned by The Retirement Plan of
                  The Gleason Works, the powers to vote and dispose of which are vested in a committee comprised of Messrs. Gleason, Harper and Kodweis, and 673,763 shares owned by Gleason Foundation, a not-for-profit corporation, of which Messrs. Gleason, Harper, Kimmet and Kodweis are directors and/or officers. The stockholdings of these entities are not included above in those individuals' stockholdings.


                          COMPENSATION OF EXECUTIVE OFFICERS
                     1995 EXECUTIVE COMPENSATION COMMITTEE REPORT

          Principles of Executive Compensation

                    The Company's Executive Compensation policy, which applies to the CEO and all other executive officers, is intended to align executive compensation with the long-term interests of Company stockholders. In applying this policy the Executive Compensation Committee of the Board of Directors (the "Committee") has followed a program to:


                    * Establish salary and bonus opportunities to attract, motivate and retain executive talent necessary for the long-term success of the Company.

                    * Integrate cash and equity based compensation so as to reward executives for performance that enhances the long-term value of shareholder equity.


          Executive Compensation Program

                    The program consists of both cash and equity based compensation. Cash compensation consists of a base salary and an opportunity for an annual bonus under the Annual Management Incentive Compensation Plan ("AMICP"). The Company participates in compensation surveys both on a regional and national level, and in 1994, retained Ernst & Young LLP to help insure that the Company's executive compensation program is competitive within its industry and size. The Committee determines salary ranges for key executives and reviews, at least annually, the performance of executive officers and approves any adjustment in their base compensation. In addition, the Committee annually considers awards under the AMICP. Eligibility for a bonus award is determined by the Company's and business unit's (if applicable) return achieved on operating capital versus a targeted return and by the executive's personal performance. The targeted return on operating capital is based upon the Company's weighted average cost of capital as calculated at the beginning of each fiscal year and approved each year in advance by the Committee.

                    Long term incentives are provided through the Stock Plan approved by the stockholders at the 1992 Annual Meeting. Under the Plan, the Committee has the authority to determine the individuals to whom stock options and shares of restricted stock are awarded, the terms of the grant and the number of shares.
          The amount of option grants is based on industry comparisons and position level. Through the award of stock option grants and restricted stock, the objective of aligning the long-range interests of the executive officers with those of stockholders is met. This is done by providing executive officers with the opportunity to have a financial stake in the Company that should increase as stock prices reflect improved Company performance.

          Chief Executive Officer Compensation

                    The Committee met in December 1993 to determine the Chief Executive Officer's compensation for 1994. The Committee took note of management's continued success in 1993 in restructuring the business through the sale of Gleason Works S.A. in Belgium, achieving further staff reductions in overhead positions, and managing costs in a difficult economic environment in which sales of gear machines were adversely affected by recessions in major European and Asian markets. The Committee concluded, however, as recommended by the Chief Executive Officer, that there be no increase in 1994 in his base salary. (His salary payment was slightly higher in 1994 compared to 1993 because, like all other executives and employees of the Company located in the U.S., he was not paid for one week during 1994 and two weeks in 1993 that the Company's Rochester operations were shut down.) Furthermore, no bonus for 1993 was awarded to him since target financial returns for the Company had not been met because of continued depressed business conditions. As a long term incentive, however, stock options totaling 19,000 shares were granted to him in December 1993.

                    The Committee met in September 1994 to determine the Chief Executive Officer's compensation for 1995. It took note of the Company's return to profitability in 1994, continued attention to managing costs, improved development cycles for new product introductions, and the implementation of a Total Quality System. The Committee concluded however, as recommended by the Chief Executive Officer, that there be no increase in his base salary for 1995. Furthermore, no bonus for 1994 was awarded to him, since target financial returns for the Company had not been met, largely because of continued depressed sales during the first nine months of 1994. As a long term incentive, however, stock options totaling 18,000 shares were granted to him in December 1994.

                           EXECUTIVE COMPENSATION COMMITTEE
                             Robert A. Sherman, Chairman
                                  Julian W. Atwater
                                 J. David Cartwright
                                   Donald D. Lennox


                                            STOCK PERFORMANCE GRAPH

            The graph below compares cumulative total return on the Company's
   Common Stock, the S&P 500 Index and a peer group index* over the last five fiscal years. The comparison assumes $100 was invested on January 1, 1990 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.



                                              GLEASON CORPORATION

                               Comparison of Five Year Cumulative Total Return
                                 vs. S&P 500 and 8 Company Peer Group Index*
                                            Value of Investment ($)
     Company/Index Name       12/31/89     12/31/90     12/31/91     12/31/92     12/31/93     12/31/94
     Gleason Corporation         100         94.9         91.5          96.9         98.9         99.3
     S&P 500                     100         96.9        126.4         136.1        149.8        151.7
     Peer Group Index*           100         72.3         93.7         135.7        150.2        124.0

     (The above table represents the data points of the Stock Performance Graph)


     * Includes Acme-Cleveland Corp., Brown & Sharpe Manufacturing Company,
     Cincinnati Milacron Inc., DeVlieg-Bullard, Inc., Giddings & Lewis, Inc.,
     Hurco Companies, Inc., Monarch Machine Tool Company and Newcor, Inc.


                                          SUMMARY COMPENSATION TABLE

             Set forth below is certain compensation information for periods during which the named persons served as executive officers of the Company.

                                                                        Long Term
                               Annual Compensation                    Compensation
                            ---------------------------    ----------------------------------
                                                                        Securities
                                               Other       Restricted   Underlying   All Other
   Name and                                   Annual          Stock     Options/     Compensa-
   Principal                 Salary   Bonus   Compensation   Awards<F1>     SARS     tion<F8>
   Position         Year       ($)     ($)        ($)         ($)         (#)           ($)

   James S.         1994     299,139      -          -           -<F2>  18,000       10,570
   Gleason          1993     293,273      -          -           -      19,000       14,757
   President and    1992     305,004      -          -           -      16,000       14,382
   Chief
   Executive
   Officer

   Richard          1994     120,549      -          -           -<F3>   4,000        7,264
   Johnstone        1993     116,658      -          -       45,375      3,500        7,049
   Vice President-
   Technology
   The Gleason
   Works

   Ralph E.         1994     117,641      -      12,103<F4>      -<F5>   4,500        7,060
   Harper           1993     111,542      -          -           -       5,000        6,337
   Vice President   1992     108,000      -          -           -       3,500        5,493
   Secretary &
   Treasurer

   Gary J. Kimmet   1994     116,105      -          -           -<F6>   4,000        7,033
   Vice President-  1993     112,231      -          -           -       5,000        6,701
   Engineering,     1992     112,008      -          -           -       3,000        5,916
   The Gleason
   Works

   John B.          1994     115,808      -          -           -<F7>   4,500        6,955
   Kodweis          1993     110,060      -          -           -       5,000        6,535
   Vice President-  1992     104,004      -          -           -       3,500        5,513
   Administration
   and Human
   Resources

 <F1>  Holders of restricted stock are entitled to vote and receive dividends thereon.

 <F2>  Mr. Gleason holds an aggregate of 7,412 shares of restricted stock valued, as of fiscal year end, at $109,327.

 <F3>  Mr. Johnstone holds an aggregate of 2,200 shares of restricted stock valued as of fiscal year end at $32,450.  The 1993 award was 3,000 shares, of which 1,000 became unrestricted on the first anniversary of the award and 2,000 of which become unrestricted on the second anniversary of the award.

 <F4>  Includes $10,038 for use of a Company owned vehicle and for the market value of a four year old
        Company owned vehicle which was purchased by the named Executive Officer.

 <F5>  Mr. Harper holds an aggregate of 2,392 shares of restricted stock valued, as of fiscal year end, at $35,282.

 <F6>  Mr. Kimmet holds an aggregate of 4,793 shares of restricted stock valued, as of fiscal year end, at $70,697.

 <F7>  Mr. Kodweis holds an aggregate of 3,135 shares of restricted stock valued, as of fiscal year end, at $46,241.

 <F8>  Includes for 1994: $6,000, $4,822, $4,706, $4,667 and $4,632 in defined contribution retirement plan awards on behalf of Messrs. Gleason, Johnstone, Harper, Kimmet and Kodweis, respectively, and $1,443, $1,199, $1,159, $1,171 and $1,155 in contributions to the Company's 401(k) plan for their benefit, respectively, and $3,127, $1,243, $1,195, $1,195, and $1,168 in group term life insurance premiums, respectively.



                                  STOCK OPTION GRANTS IN LAST FISCAL YEAR
                                                                         Potential Realizable
                     Securities               Exercise                   Value at Assumed
                     Underlying  % of Total   or Base                   Annual Rate of Stock
                     Options      Options     Price                      Price Appreciation for
                     Granted<F1> Granted to   ($ per   Expiration          Option Term<F2>
   Name                 (#)       Employees   Share)     Date             5%($)          10%($)

   James S. Gleason   18,000         27.7      15.125    12/13/04         171,216         433,890

   Richard Johnstone   4,000          6.2      15.125    12/13/04          38,048          96,420

   Ralph E. Harper     4,500          6.9      15.125    12/13/04          42,804         108,868

   Gary J. Kimmet      4,000          6.2      15.125    12/13/04          38,048          96,420

   John B. Kodweis     4,500          6.9      15.125    12/13/04          42,804         108,868

   All Employees      65,000        100.0      15.125    12/13/04         618,280       1,566,825

   All Stockholders                                                    49,106,213     124,443,364

   All Employee Gains
   as % of all
   Stockholder Gains                                                        1.26%           1.26%

 <F1>  All options are exercisable at market value (average of high and low stock prices for the
       Company's Common Stock) at the date of grant.  The exercise price may be paid by cash or by delivery of shares of the Company's Common Stock already owned by the executive officer.

 <F2>  Gains are reported net of the option exercise price but before taxes associated with exercise.
       These amounts represent certain assumed rates of appreciation only.  Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the optionholders' continued employment through the vesting period.
       The amounts reflected in this table may not necessarily be achieved.



                                      OPTION EXERCISES IN LAST FISCAL YEAR AND
                                              YEAR END OPTION VALUES<F1>
                             Number of Securities Underlying
                             Unexercised Options at           Value of Unexercised In-The-Money
                             Fiscal Year End                     Options at Fiscal Year End<F2>
                                          (#)                                 ($)

              Name            Exercisable   Unexercisable      Exercisable    Unexercisable
          James S. Gleason     119,900        18,000             71,750          0

          Richard Johnstone      7,000         4,000                438          0

          Ralph E. Harper       14,500         4,500                625          0

          Gary J. Kimmet        12,000         4,000                625          0

          John B. Kodweis       25,803         4,500             11,807          0




         <F1>  No stock options were exercised by the named individuals in 1994.

         <F2>  Based on the difference between the option exercise prices and the closing price on the
               New York Stock Exchange, composite transactions of the Company's common stock on 12/30/94
               ($14.75).

                        PENSION PLAN AND EXECUTIVE AGREEMENTS



                  To enhance its ability to attract key employees whose retirement benefits would be limited by their length of service, the Company has adopted a Supplemental Retirement Plan ("SRP"), an unfunded defined benefit plan which, when combined with benefits from other Company retirement plans in which participants participate, social security benefits and certain other sources of retirement income, provides participants a minimum level of total retirement income, up to a maximum of 55% of final average earnings. Also, the SRP supplements the pension benefits of SRP participants by direct payment of amounts by which the participant's benefits under the Retirement Plan are limited by the Internal Revenue Code. Under the SRP, final average earnings are determined by reference to the three years in which the participant was most highly paid in the five years preceding retirement. SRP participants, who include all the persons named in the preceding Summary Compensation Table except Mr. Johnstone, are selected by the Executive Compensation Committee of the Board of Directors. The following table illustrates the annual retirement benefits payable under the SRP, together with the other retirement plans in which executive officers participate, without regard to the Internal Revenue Code limitations, calculated on a single life annuity basis. These hypothetical benefit amounts are reduced by certain other sources of retirement income, including reductions for social security benefits, other retirement income payable to the employee by prior employers and employer contributions to the employee's account in the Company's Savings Plan that apply to the SRP.



          Final        10 years     20 years      30 years     40 years
          Average      of Credited  of Credited   of Credited  of Credited
          Earnings     Service      Service       Service      Service

          $100,000     $ 30,000     $ 40,000      $ 50,000     $ 55,000
          $150,000     $ 45,000     $ 60,000      $ 75,000     $ 82,500
          $200,000     $ 60,000     $ 80,000      $100,000     $110,000
          $250,000     $ 75,000     $100,000      $125,000     $137,506
          $300,000     $ 90,000     $120,000      $150,000     $165,000
          $350,000     $105,000     $140,000      $175,000     $192,500


          NOTE: As of December 31, 1994, the number of credited full years of service for those persons named in the preceding compensation table are as follows:
                    Mr. Gleason: 35; Mr. Harper: 22; Mr. Kimmet: 27; and Mr. Kodweis: 15.


                    The Company has agreed that if Mr. Johnstone is employed by it through the end of 1995, it will provide him retirement benefits equivalent to those he would have received had he remained with his former employer, less the value of such benefits he is entitled to from that employer and less the value of certain other benefits he received from the Company.

                    The Company has entered into agreements with Messrs. Gleason, Johnstone, Harper, Kimmet and Kodweis providing for severance benefits under certain circumstances ("Executive Agreements"). The terms "change of control," "cause," "disability" and "good reason" are used in the following description as defined in the Executive Agreements. If, while there is pending or within two years after a change in control, the Company terminates the executive's employment other than for cause or due to death or disability, or if the executive terminates his employment for good reason, the executive is entitled to receive: (1) salary through the termination date;
          (2) normal severance pay plus a cash payment of two times his highest annual compensation (including base salary and incentive compensation) for the three preceding years; (3) a cash payment to compensate for the additional pension benefits he would have received had he remained employed by the Company for two additional years; (4) a cash payment equal to two times the annual cost of his employee benefits, other than retirement and stock option plans; and (5) a cash payment of the present value of his accrued benefit under SRP, including credit for two additional years of service. Payments are limited to an amount which will not be subject to the excise tax imposed by Sections 2806 and 4999 of the Internal Revenue Code.



             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                    As indicated previously, the members of the Executive Compensation Committee are Robert A. Sherman, Chairman, Julian W. Atwater, J. David Cartwright and Donald D. Lennox. Julian W. Atwater, P.C. is a partner in the law firm of Nixon, Hargrave, Devans & Doyle, the Company's general counsel.

                                       AUDITORS

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ERNST & YOUNG LLP.

                   The Board of Directors has recommended that Ernst & Young LLP be appointed as auditors of the Company for 1995. A representative of that firm will be present at the Annual Meeting with the opportunity to make a statement and will be available to respond to appropriate questions.



                              PROPOSALS OF STOCKHOLDERS

                    In order to be eligible for inclusion in the Company's proxy statement and form of proxy for next year's Annual Meeting, stockholder proposals that action be taken at the meeting must be received at the Company's principal executive offices by December 1, 1995.



                                    OTHER MATTERS

                    The Board of Directors of the Company knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

                    The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, some officers and regular employees of the Company may, without extra compensation, solicit proxies personally or by telephone or telegraph and the Company will request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to beneficial owners and will reimburse their expenses.

                    STOCKHOLDERS MAY RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE ON REQUEST TO THE SECRETARY, GLEASON CORPORATION, P.O. BOX 22970, ROCHESTER, NEW YORK 14692-2970.



          March 31, 1995

                 (This page is intentionally left blank)

                                 GLEASON CORPORATION

                                        PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                    The undersigned hereby appoints James S. Gleason and Ralph E. Harper, and either of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of Gleason Corporation to be held on May 2, 1995, and at any adjournment or adjournments thereof, with all the power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting, hereby revoking any earlier proxy for said meeting.
                            (To be Signed on Reverse Side)

  (X) Please mark your votes as in this example.


                    The Board of Directors recommends a vote FOR the Election of Directors and FOR Proposal (2).

          1.   ELECTION OF DIRECTORS.


                    FOR         ( )

                    WITHHELD    ( )


               Nominees:   Martin L. Anderson, John W. Guffey, Jr. and
                           Robert A. Sherman

               FOR, except vote withheld from the following nominee(s):

               ____________________________________________________



          2. PROPOSAL TO APPOINT ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 1995.


                   FOR       AGAINST        ABSTAIN
                   ( )         ( )            ( )

          3. In accordance with their judgment in connection with the transaction of such other business, if any, as may properly come before the meeting.


          IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED IN THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL
          (2).


          PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.


          Signature(s) __________________________   Date _____________



          NOTE: Name of stockholder should be signed exactly as it appears on this proxy. When shares are held jointly, both should sign.